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                                                                    Exhibit 2.19


                    AGREEMENTS RELATED TO THE OLE CORPORATION

In Madrid, on March tenth, nineteen hundred ninety-nine,

                                A MEETING IS HELD

Between the party of the first part, Juan Perea Saenz de Buruaga, on behalf of and representing TELEFONICA INTERACTIVA, S.A. (hereinafter "TI"), a company domiciled in Madrid, C/ Gran Via 28, with Taxpayer I.D. # A-82/196080. For this act, he makes use of the authority conferred on him by the corporation represented through an instrument executed before the Madrid notary, Jose Antonio Escartin Ipiens, on December fourteenth, 1998, officially registered as number 5.399,

And the party of the second part, Jose Valles Rovira, with Taxpayer I.D. # 46.332.393-C, acting on behalf of and representing the Luxembourg-based company, INFOSEARCH HOLDINGS, S.A. (hereinafter "INFOSEARCH"), domiciled in Luxembourg. He is specifically authorized for this act based on the power of attorney conferred for this purpose.

The parties to the meeting reciprocally acknowledge adequate authority for this act in the representatives participating and

                                      STATE

I.- That INFOSEARCH is the holder of all corporate shares that make up the capital stock of the company ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L. (hereinafter "OLE"), domiciled in Barcelona, C/ Provenza, 292.

II.- That TI and INFOSEARCH have reached different agreements with respect to the acquisition of the company OLE by TI and the future development thereof.

III.- That in conformity with the foregoing, the parties

                                      AGREE

One.- Purchase of OLE by TI

INFOSEARCH agrees to sell and TI agrees to buy all the shares into which the capital stock of OLE is divided.

       [partially illegible stamp, probably:]
       OFFICIAL ASSOCIATION OF COMMERCIAL NOTARIES
       JESUS ROA MARTINEZ -- Stockbroker
       COMMERCIAL NOTARY
       [logo]

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The total price of the above-mentioned sale is two billion (2,000,000,000)
pesetas. With this act, TI delivers, through a transfer of the amount of two hundred million (200,000,000) pesetas to the account designated by INFOSEARCH, by way of payment on account with respect to the aforementioned sale. This amount is deemed to be received with this act.

Legalization of the stock sale will take place within the period set in the Seventh Agreement of this instrument, once it is reviewed and once the financial condition and assets of OLE, as shown in the financial statements incorporated into this agreement as Exhibit 1, are found to be satisfactory.

Two.- Increase of capital stock of OLE

Once the purchase of OLE's stock to which the foregoing agreement refers is legalized, TI will take two steps to increase OLE's capital in accordance with the following specifications. TI will take possession of and pay in all shares created:

a) Increase in the amount of one billion (1,000,000,000) pesetas through a cash contribution.

b) Increase in the amount of two billion (2,000,000,000) pesetas through a non-cash contribution consisting of a contribution of assets related to Portal activity on the Internet, which is currently under development by TI The valuation of the assets to be contributed in this capital increase is expressly accepted by the parties.

Three.- Sale of 8% of OLE

TI agrees to sell to the shareholders of INFOSEARCH, for itself or for a third party, shares of OLE in an amount representing 8% of the company's new capital stock, once the capital increase in OLE to which the prior point refers has been effected.

The price of this sale is 400 million (400,000,000) pesetas.

Four. - OLE's Withdrawal from the Stock Market

The parties state their express wish to establish as an objective of their roles as shareholders of OLE to bring OLE's withdrawal from the stock market to a successful conclusion at the time when they may obtain the highest value. They will make every effort to bring this to fruition before July in the year 2000.

Until that time, TI agrees not to carry out subsequent capital increases in OLE, of which the purpose would be to dilute the shares purchased, as indicated in the prior point.

       [illegible stamp, probably:]
       OFFICIAL ASSOCIATION OF COMMERCIAL NOTARIES
       JESUS ROA MARTINEZ -- Stockbroker
       COMMERCIAL NOTARY
       [logo]

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Five -- Management of OLE

Management of OLE will be carried out by the current management team, integrating into the team individuals deemed suitable by TI and mutually agreed upon by the parties.

Likewise, the parties will agree upon and evaluate by mutual agreement the functions, services, tangible assets and human resources belonging to or assigned to Telefonica Servicios y Contenidos por la Red (TSCR) for the purpose of integrating those that are most suitable into OLE in the shortest time period possible.

Six -- Partnership Agreement

A Partnership Agreement will be formalized stipulating future relations between the partners and elaborating commitments acquired in this instrument. Thus the Agreement will incorporate other aspects deemed appropriate by the parties, which will govern the life of the company.

Seven -- Legalization Period

Each and every one of the agreements described in this instrument must be elaborated and legalized within the next thirty days, since the parties wish to carry it out as quickly as possible.

Eight -- Suspensive Condition

The effect of all agreements included in this instrument is subject to their approval by the Board of Directors of Telefonica, S.A., and this must take place during the current month, March. If this period has elapsed, and the approval has not been effected, this instrument will be null and void, and INFOSEARCH will be entitled to keep the amount delivered pursuant to the First Agreement.

In confirmation of their agreement to the foregoing terms, both parties execute this agreement in two copies, in the place and on the date indicated in the heading thereto.

[signature]                                      [signature]

For TELEFONICA INTERACTIVA                       For INFOSEARCH
       [handwritten note:] The handwritten change is valid.

       [partially illegible stamp, probably:]
       OFFICIAL ASSOCIATION OF COMMERCIAL NOTARIES
       JESUS ROA MARTINEZ -- Stockbroker
       COMMERCIAL NOTARY
       [logo]

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ASSETS

B)  FIXED ASSETS

      II. INTANGIBLE FIXED ASSETS
            2. CONCESSIONS, PATENTS AND TRADEMARKS           [illegible figures]
           [?] COMPUTER APPLICATIONS
            9. DEPRECIATION

            TOTAL INTANGIBLE FIXED ASSETS

      III. TANGIBLE FIXED ASSETS
            2. TECHNICAL FACILITIES AND MACHINERY
            3. OTHER INSTALLATIONS, FIXTURES AND EQUIPMENT
            5. OTHER FIXED ASSETS
            7. DEPRECIATION

      TOTAL TANGIBLE FIXED ASSETS

      IV.INVESTMENTS
            5. LONG-TERM SECURITIES PORTFOLIO
            7. LONG TERM DEPOSITS AND GUARANTEES

      TOTAL INVESTMENTES

TOTAL FIXED ASSETS

D)  CURRENT ASSETS
      L17. ACCOUNTS RECEIVABLE
            1. SALES AND SERVICE RECEIVABLES
            4. MISCELLANEOUS RECEIVABLES
            5. DUE FROM STAFF/PERSONAL
            6. DUE FROM GOVERNMENT

      TOTAL ACCOUNTS RECEIVABLE

      VI.TREASURY

TOTAL CURRENT ASSETS

TOTAL ASSETS

       [partially illegible stamp, probably:]
       OFFICIAL ASSOCIATION OF COMMERCIAL NOTARIES
       JESUS ROA MARTINEZ -- Stockbroker
       COMMERCIAL NOTARY
       [logo]

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BALANCE SHEET

LIABILITIES

A) STOCKHOLDERS EQUITY
      I. CAPITAL SUBSCRIBED
      V. RETAINED EARNINGS
            2. LOSSES FROM PREVIOUS YEARS

      TOTAL RETAINED EARNINGS

            INCOME (LOSS)

TOTAL STOCKHOLDERS EQUITY

D) LONG-TERM DEBT
      IV.OTHER CREDITORS
            [?] OTHER DEBT

      TOTAL OTHER CREDITORS

TOTAL LONG-TERM DEBT

[?] SHORT-TERM CREDITORS
      IV.TRADE CREDITORS
            2. DEBT RELATED TO PURCHASES OF GOODS OR SERVICES

      TOTAL TRADE CREDITORS

      V. OTHER NON-TRADE DEBT
            1. OWED TO GOVERNMENT
            4. COMPENSATION PENDING PAYMENT

      TOTAL OTHER NON-TRADE DEBT

TOTAL SHORT-TERM DEBT

      TOTAL LIABILITIES

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EXPENSES

EXPENSES
      2. SUPPLIES
            A. GOODS USED
            B. OTHER OUTSIDE EXPENSES

      TOTAL SUPPLIES

      3. EMPLOYEE COSTS
            A. WAGES, SALARIES AND ACCRUED
            B. SOCIAL SECURITY

      TOTAL EMPLOYEE COSTS

      4. PROVISIONS FOR DEPRECIATION OF FIXED ASSETS
      6. OTHER OPERATING EXPENSES
            A. OUTSOURCED SERVICES
            B. TAXES

      TOTAL OTHER OPERATING EXPENSES

      1. OPERATING PROFITS
      7. FINANCIAL EXPENSES AND ACCRUED EXPENSES
            C. LOANS FROM THIRD-PARTIES AND ACCRUED EXPENSES

      TOTAL OTHER FINANCIAL EXPENSES AND ACCRUED EXPENSES

      II.  INCOME
      III. INCOME FROM ONGOING OPERATIONS
      IV.  EXTRAORDINARY INCOME
      V.   PRETAX INCOME
     [?]   INCOME TAX
      VI.  NET INCOME

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INCOME

B) REVENUES
      I. NET OPERATING INCOME
            A. SALES
            B. PROVISION OF SERVICES

      TOTAL NET OPERATING INCOME

      1. OPERATING LOSSES
      7. OTHER INTEREST AND ACCRUED INTEREST

            C. OTHER INTEREST

      TOTAL OTHER INTEREST AND ACCRUED INCOME

      III. LOSSES FROM ONGOING OPERATIONS
      12.  EXTRAORDINARY INCOME
      13.  RETAINED EARNINGS
      V.   PRETAX LOSSES
      VI.  FISCAL YEAR INCOME (LOSS)